Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 490 to Registration Statement No. 002-41839 on Form N–1A of our report dated December 12, 2019 relating to the financial statements and financial highlights of Fidelity International Sustainability Index Fund, our reports dated December 13, 2019 relating to the financial statements and financial highlights of Fidelity Emerging Markets Index Fund, Fidelity Flex International Index Fund, and Fidelity Global ex U.S. Index Fund, and our report dated December 16, 2019 relating to the financial statements and financial highlights of Fidelity Series Global ex U.S. Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Report on Form N-CSR of Fidelity Salem Street Trust for the year ended October 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2019